UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2009

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 24, 2009, the Board of Directors of Eastman Kodak Company (the “Company”) approved amendments to the Company’s By-Laws.  Section 2 of Article 2 of the Company’s amended By-Laws was amended to require that, in uncontested Director elections (i.e., elections where the number of Director nominees does not exceed the number of Directors to be elected), Director nominees receive the affirmative vote of a majority of the votes cast in order to be elected to the Board of Directors of the Company.  The Company’s Majority Vote Policy, which relates to this By-Law amendment, may be found in the “Corporate Governance” section of the Company’s website at www.kodak.com/go/governance.

Section 1 of Article 2 of the Company’s amended By-Laws was also amended to delete a historical reference to the Board’s previous classified Board structure.  Beginning with the 2008 Annual Meeting of the Company’s Shareholders, all of the Company’s Directors annually stand for election to one-year terms.

The Company’s amended By-Laws are attached as an exhibit to this Report.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibit

(3.2)  Eastman Kodak Company Amended and Restated By-Laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By: /s/ Diane E. Wilfong
--------------------------------
Diane E. Wilfong
Chief Accounting Officer and Controller

Date:  March 2, 2009

EASTMAN KODAK COMPANY
INDEX TO EXHIBIT

Exhibit No.

(3.2)     Eastman Kodak Company Amended and Restated By-Laws